SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-07138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA		30318
(Address of principal executive offices)		(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - FINANCIAL INFORMATION

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 6, 2011, Cagle’s, Inc. and its wholly owned subsidiary Cagle’s Farms, Inc. (the “Company”) entered into Amendment Number 7 to the Third Amended and Restated Revolving Line of Credit and Security Agreement (the “Agreement”) with AgSouth Farm Credit, ACA, an agricultural credit association (“the Lender”).

There are six primary changes to the existing Agreement between the parties:

1.  The creation of a $5,000,000 supplemental note, in addition to the established $21,000,000 primary note, in the Agreement.

2.  The $5,000,000 supplemental note matures on March 31, 2012.  The maturity date of the $21,000,000 primary note remains March 31, 2013.

3.  The supplemental note’s variable interest rate is three-month LIBOR plus 4.50% (450 basis points).

4.  The Company’s required minimum tangible net worth covenant is reduced to $33,000,000 through July 2, 2011; commencing as of July 3, 2011 and ending on December 31, 2011, the minimum tangible net worth must not be less than $35,000,000 at any time; and commencing as of January 1, 2012, and at all times thereafter, the minimum tangible net worth must not be less than $40,000,000 at any time.

5.  The advance rate with respect to the Company’s eligible inventories is increased to 60% from 40% and the advance rate with respect to eligible receivables is maintained at 80%.  Upon maturity of the supplemental note, the advance rate for the Company’s eligible inventories reverts to 40%.

6.  The Lender is given collateral interests in the Company’s land, building and equipment comprising the Pine Mountain Valley Plant in Harris County, Georgia.

The Company is re-confirming, as of the March 31, 2011 effective date of this Amendment, all of the representations, warranties, and covenants originally made by the Company in the Agreement.

No other changes to the Agreement materially modify the description in the Company’s previous 8-K filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: April 11, 2011

By:	/s/ Mark M. Ham IV
Mark M. Ham IV
Executive Vice President and
Chief Financial Officer